Exhibit 99.2

Investor Contact:	Media Contact:
Christina Cheng	Lainie Keller
christina.cheng@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ISSUES FORM 8-K FOR 2022 ANNUAL MEETING OF

SHAREHOLDERS PRESENTATION

LAVAL, Quebec, June 21, 2022 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) today announced the Company is providing a presentation on its business during the Company’s Annual Meeting of Shareholders on June 21, 2022. The presentation will be available on the Investor Relations section of the Bausch Health website. The Company has filed a Form 8-K this morning, annexing this presentation.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our approximately 90% ownership of Bausch + Lomb Corporation. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health. For more information, visit www.bauschhealth.com and connect with us on Twitter and LinkedIn.

###